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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549


                             FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported) July 17, 1997



                     NICHOLAS FINANCIAL, INC.
      (Exact name of registrant as specified in its Charter)




   British Columbia, Canada           333-08407         8736-3354
  (State or Other Jurisdiction of    (Commission     (I.R.S. Employer
    Incorporation or Organization)   File Number)    Identification No.)

  2454 McMullen Booth Road, Building C
          Clearwater, Florida                           34619
   (Address of Principal Executive Offices)          (Zip Code)



                          (813) 726-0763
       (Registrant's telephone number, Including area code)


                          Not applicable
  (Former name, former address and former fiscal year, if changed since last report)



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Item 5.   Other Events

     On July 11, 1997, the registrant renegotiated it's current credit line with Bank America Business Credit. The new agreement expands the total credit facility to 30,000,000 million, reduces the rate of interest by 50 basis points, increases the type of contracts that qualify for funding and increases the advance rate on contracts that do qualify.

     On July 17, 1997, the registrant issued a press release announcing the transaction, a copy of which is attached as exhibit 99.1 to this Form 8-K and incorporated herein by reference.



Item 7. Financial Statements and Exhibits

 (c)Exhibits

    Exhibit No.       Description of Document
    -----------       ---------------------------
       99.1           Press release dated July 17, 1997 issued by
                      the registrant

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                           SIGNATURES

   In accordance with the requirements of the Securities Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 8-K and authorized this Report to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on July 17, 1997.


                    NICHOLAS FINANCIAL, INC.
                          (Registrant)


  Date: July 17, 1997           /s/ Peter L. Vosotas
                                Peter L. Vosotas
                                Chairman, President, Chief
                                Executive Officer
                                (Principal Executive Officer)


  Date: July 17, 1997           /s/ Ralph T. Finkenbrink
                                Ralph T. Finkenbrink
                                (Principal Financial Officer  and
                                Accounting Officer)


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Exhibit No. 99.1 Press Release dated July 17, 1997 issued by the registrant



                                           FOR IMMEDIATE RELEASE
Nicholas


Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759


                        Date:    July 17, 1997        Symbol: (VSE): NFC.U
                        Contact: Peter L. Vosotas             (OTC): NCFNF
                                 Chairman & President
                                 Nicholas Financial, Inc.
                                 Ph # - 813-726-0763
                                 fax # - 813-726-2140
                                 web site: www.nicfn.com


              RECORD FINANCIAL RESULTS FOR THE FIRST QUARTER

                   BANKAMERICA INCREASES CREDIT LINE

          ANNUAL MEETING WILL BE AUGUST 6, 1997 IN CLEARWATER, FL


Clearwater, Florida, - Nicholas Financial, Inc., is pleased to report increased earnings for the first quarter ended June 30, 1997.

First Quarter Results:
The Company has posted record earnings for the first quarter. Net income rose from $206,456 to $216,546. Earnings per share was $.03 cents for both the three months ended June 30, 1996 and 1997, respectively. Revenue rose 23% from $1,461,775 to $1,801,289.

BankAmerica Increases Line of Credit:
On July 11th, the Company successfully renegotiated its revolving credit line with BankAmerica Business Credit, and in doing so, extended the contract term by three years, increased the total credit facility to $30,000,000 and reduced the rate of interest by 50 basis points.

Mr. Vosotas noted that, "Recently, several public companies in our industry, non-prime auto finance, have been unable to obtain bank credit lines, unable to renew their existing credit line or are currently in default on their existing line. This new contract  with  BankAmerica  is  a  terrific  endorsement  and  a
compliment   to  the  excellent  performance  of   the   Nicholas
organization."

Annual Meeting August 6th  at 11am in Clearwater, Florida:
The Company will hold its annual meeting this year on August 6, 1997 at 11:00 AM at the Countryside Country Club in Clearwater,
Florida. Lunch will be served at the conclusion of the meeting.

Globe and Mail Magazine ranks Nicholas eighth fastest growing Canadian Company, by Profits in the last five (5) years:
In the July 1997 issue of the Globe and Mail Canadian business magazine, Nicholas Financial was listed as the eighth fastest growing company in the last five (5) years, from a list of the top 1000 public companies that they analyzed. While we were surprised to read this, we are very pleased.

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                           UNAUDITED*
                 CONSOLIDATED SELECT  FINANCIALS
            FOR THE 1ST QUARTER ENDING JUNE 30, 1997


                                   1997        1996        %

OPERATIONS:

REVENUES                        $1,801,289    $1,461,775     23%

OPERATING EXPENSES              $1,445,238    $1,129,454     28%

OPERATING INCOME BEFORE TAXES     $356,051      $332,321      7%

NET INCOME                        $216,546      $206,456      5%

NET INCOME PER SHARE                  $.03          $.03       -


BALANCE SHEET:

TOTAL ASSETS                   $28,104,345   $21,024,244     34%

TOTAL LIABILITIES              $21,852,521   $17,532,209     25%


STOCKHOLDER'S EQUITY:           $6,251,824    $3,492,035     79%



Nicholas Financial, Inc. is a specialized finance company that provides funding for pre-owned automobiles and light trucks. The company acquires and services retail installment sales contracts through a network of branch office locations in Florida and Georgia. The company also provides small consumer loans. Its software subsidiary, Nicholas Data Services, Inc., designs, develops, supports and sells computer software to small businesses.

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